Exhibit 15.1

Awareness of Independent Registered Public Accounting Firm

We acknowledge the incorporation by reference in this Amendment No. 1 to the Registration Statement on Form S-4 of Simmons First National Corporation of our report dated November 8, 2016, included with the Quarterly Report on Form 10-Q for the quarter ended September 30, 2016. Pursuant to Rule 436(c) under the Securities Act of 1933, these reports should not be considered a part of the registration statement prepared or certified by us within the meaning of Sections 7 and 11 of the Act.

BKD, LLP

Little Rock, Arkansas

February 23, 2017